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                                                                           10.15

                             MEDIQUAL SYSTEMS, INC.
                              1900 West Park Drive
                        Westborough, Massachusetts 01581

                                 April 27, 1993

To the Purchasers (the "Purchasers") Listed
  on Exhibit A of that certain Class C
  Convertible Preferred Stock Purchase Agreement
  (the "Stock Purchase Agreement")
  dated as of April 1, 1993
c/o Information Partners Capital Fund, L.P.
Two Copley Place
Boston, MA  02116

         Re: Purchase of Shares of Series C Preferred Stock, $.01 par value (the "Shares"), of MediQual Systems, Inc. (the "Company")

Ladies and Gentlemen:

         This Letter Agreement is entered into by the Company to induce the Purchasers to close the transaction contemplated by the Stock Purchase Agreement and purchase the Shares. Capitalized terms not otherwise defined herein are used herein as defined in the Stock Purchase Agreement.

         Pursuant to Section 1.1 of the Stock Purchase Agreement, the Company has agreed to issue and sell to the Purchasers of that number of Shares which would at the time of purchase, on an as converted basis, equal 8.83006% of the outstanding Common Shares, assuming the conversion and exercise of all outstanding securities convertible into or exercisable for Common Shares including the Shares but excluding Common Shares issued to Eric Kriss (the "Kriss Shares") and warrants (the "Warrants") to purchase up to 632,275 Common Shares issued or to be issued to holders of the Company's Class B Preferred Stock, $.01 par value. Such number of Shares which are outstanding on such basis, excluding the number of Common Shares issuable upon conversion of the Shares, is referred to herein as the 'Share Number." Although there are uncertainties with respect to the number of Common Shares outstanding on such basis, the number of Shares to be issued to the Purchasers has
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                                      -2-

To the Purchasers Listed
 on Exhibit A


been set at 2,022,000 Common Shares) based on the assumption that the Share Number is 20,875,143.

         The Company hereby agrees that if it is determined at any time that the Share Number would have been greater than 20,875,143 for any reason including without limitation (i) that application of any anti-dilution provisions applicable to any of the Company's securities or derivative securities in connection with the issuance of any of the Company's securities (the "Existing Securities") prior to the date hereof, the Shares, the Kriss Shares or the Warrants, (ii) the issuance of additional securities or derivative securities of the Company as a result of the exercise of preemptive rights in connection with the issuance of the Existing Securities, the Shares, the Kriss Shares, or the Warrants or (iii) the application or exercise of any other rights affected by the issuance of the Existing Securities, the Shares, the Kriss Shares or the Warrants, then the Company shall issue to the purchasers, pro rata based on the numbers set forth opposite such Purchasers' names on Exhibit A to the Stock Purchase Agreement, for no additional consideration other than $.01 per additional share (subject to adjustment for stock splits, stock dividends and the like with respect to the Series C Preferred Stock) that number of additional shares which on an as-converted basis would equal 8.83006% of the sum of (i) the amount by which the Share Number exceeds 20,875,143, plus (ii) the number of additional shares to be issued pursuant to this calculation, on an as-converted basis.

         If the foregoing properly sets forth your understanding of our agreement to issue additional shares, please sign this letter below to indicate your agreement with, and acceptance, of these terms.

                                            Very truly yours,

                                            MEDIQUAL SYSTEMS, INC.,

                                            By: /s/ Eric Kriss
                                                -----------------------
                                                Title: President
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                                      -3-

To the Purchasers Listed
 on Exhibit A


AGREED AND ACCEPTED BY:

INFORMATION PARTNERS
CAPITAL FUND, L.P.
BY:  Information Partners

By:________________________________________
      Title  General Partner

BCIP ASSOCIATES

By:________________________________________
      Title:  General Partner

BCIP TRUST ASSOCIATES, L.P.

By:________________________________________
      Title:  General Partner